Exhibit 99.1

Corporate Communications Department

NEWS Release

Investor Contacts: Eric Salander – 401-457-2288 Jeffrey Trivella – 401-457-2288	FOR IMMEDIATE RELEASE

Media Contact: David Sylvestre – 401-457-2362

Textron Reports Fourth Quarter 2017 Results; Announces 2018 Financial Outlook

Providence, Rhode Island – January 31, 2018 – Textron Inc. (NYSE: TXT) today announced financial results for the fourth quarter and full year of 2017, and provided guidance for its 2018 financial outlook.

Net earnings for the quarter were reduced by a provisional tax charge of $1.00 per share resulting from the enactment of the Tax Cuts and Jobs Act (“the Tax Act”), and $0.14 per share of restructuring charges. With these items that were disclosed in an 8-K filing earlier this month, the company reported a loss from continuing operations of $0.40 per share in the quarter, compared to income from continuing operations of $0.78 per share in the fourth quarter of 2016. Adjusted income from continuing operations, a non-GAAP measure that is defined and reconciled to GAAP in an attachment to this release, was $0.74 per share for the fourth quarter of 2017 compared to $0.80 per share in the fourth quarter of 2016.

Revenues in the quarter were $4.0 billion, up 5.0 percent from the fourth quarter of 2016. Textron segment profit in the quarter was $360 million, down $31 million from the fourth quarter of 2016.

For the full year, net earnings were reduced by a provisional tax charge of $0.99 per share resulting from the Tax Act, and $0.32 per share of restructuring charges. Including these items, full-year income from continuing operations was $1.14 per share compared to $3.09 per share last year. Full-year adjusted income from continuing operations, the non-GAAP measure, was $2.45 per share, compared to $2.62 in 2016.

Cash Flow

Net cash provided by operating activities of continuing operations of the manufacturing group for the full year was $947 million, compared to $988 million last year. Manufacturing cash flow before pension contributions, a non-GAAP measure that is defined and reconciled to GAAP in an attachment to this release, was $889 million compared to $573 million last year.

“We delivered strong cash performance throughout the year and returned $603 million to shareholders through share repurchases and dividends” said Textron Chairman and CEO Scott C. Donnelly.

Outlook

Textron is forecasting 2018 revenues of approximately $14.6 billion, up 3.0 percent from the prior year. Textron expects full-year 2018 earnings per share from continuing operations will be in the range of $2.95 to $3.15. The company will benefit from the Tax Act and expects an effective tax rate of 22.5% for 2018.

The company is estimating net cash provided by operating activities of continuing operations of the manufacturing group will be between $1,170 million and $1,270 million and manufacturing cash flow before pension contributions (the non-GAAP measure) will be between $700 and $800 million, with planned pension contributions of about $55 million.

Donnelly continued, “Our outlook reflects the continuation of our strategy around growth through new product investments and acquisitions to drive increases in long-term shareholder value. In 2018, we expect these investments to drive increasing organic sales along with margin expansion and strong cash generation.”

Fourth Quarter Segment Results

Textron Aviation

Revenues at Textron Aviation of $1.4 billion were down 3 percent, primarily due to lower military volume.

Textron Aviation delivered 58 new Citation jets, flat with last year, 31 King Air turboprops up from 28 in last year’s fourth quarter, and 2 Beechcraft T-6 trainers, down from 8 last year.

Segment profit was $120 million in the fourth quarter, down from $135 million a year ago, primarily due to higher research and development expense.

Textron Aviation backlog at the end of the fourth quarter was $1.2 billion, up $15 million from the end of the third quarter.

Bell

Bell revenues were $983 million, up 11 percent on higher military volumes, partially offset by lower commercial volumes.

Segment profit of $114 million was down $12 million despite the increase in revenues, primarily related to a change in commercial mix.

Bell backlog at the end of the fourth quarter was $4.6 billion, down $407 million from the end of the third quarter.

Textron Systems

Revenues at Textron Systems were $489 million, down from $532 million last year largely on lower volume at Weapons and Sensors.

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Segment profit of $37 million was down from $53 million, primarily reflecting the lower volume at Weapons and Sensors.

Textron Systems’ backlog at the end of the fourth quarter was $1.4 billion, down $67 million from the end of the third quarter.

Industrial

Industrial revenues were $1.1 billion, up 20 percent largely related to Arctic Cat.

Segment profit was up $10 million from the fourth quarter of 2016 due to favorable performance.

Finance

Finance segment revenues decreased $3 million and segment profit increased $2 million.

Conference Call Information

Textron will host its conference call today, January 31, 2018 at 8:00 a.m. (Eastern) to discuss its results and outlook.  The call will be available via webcast at www.textron.com or by direct dial at (877) 209-9921 in the U.S. or (612) 332-0107 outside of the U.S. (request the Textron Earnings Call).

In addition, the call will be recorded and available for playback beginning at 10:30 a.m. (Eastern) on Wednesday, January 31, 2018 by dialing (320) 365-3844; Access Code: 408729.

A package containing key data that will be covered on today’s call can be found in the Investor Relations section of the company’s website at www.textron.com.

About Textron Inc.

Textron Inc. is a multi-industry company that leverages its global network of aircraft, defense, industrial and finance businesses to provide customers with innovative solutions and services. Textron is known around the world for its powerful brands such as Bell Helicopter, Cessna, Beechcraft, Hawker, Jacobsen, Kautex, Lycoming, E-Z-GO, Greenlee, Textron Off Road, Arctic Cat, Textron Systems, and TRU Simulation + Training. For more information visit: www.textron.com.

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Forward-looking Information

Certain statements in this release and other oral and written statements made by us from time to time are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which may describe strategies, goals, outlook or other non-historical matters, or project revenues, income, returns or other financial measures, often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “guidance,” “project,” “target,” “potential,” “will,” “should,” “could,” “likely” or “may” and similar expressions intended to identify forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results to differ materially from those expressed or implied by such forward-looking

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statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update or revise any forward-looking statements.  In addition to those factors described in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q under “Risk Factors”, among the factors that could cause actual results to differ materially from past and projected future results are the following: Interruptions in the U.S. Government’s ability to fund its activities and/or pay its obligations; changing priorities or reductions in the U.S. Government defense budget, including those related to military operations in foreign countries; our ability to perform as anticipated and to control costs under contracts with the U.S. Government; the U.S. Government’s ability to unilaterally modify or terminate its contracts with us for the U.S. Government’s convenience or for our failure to perform, to change applicable procurement and accounting policies, or, under certain circumstances, to withhold payment or suspend or debar us as a contractor eligible to receive future contract awards; changes in foreign military funding priorities or budget constraints and determinations, or changes in government regulations or policies on the export and import of military and commercial products; volatility in the global economy or changes in worldwide political conditions that adversely impact demand for our products; volatility in interest rates or foreign exchange rates; risks related to our international business, including establishing and maintaining facilities in locations around the world and relying on joint venture partners, subcontractors, suppliers, representatives, consultants and other business partners in connection with international business, including in emerging market countries; our Finance segment’s ability to maintain portfolio credit quality or to realize full value of receivables; performance issues with key suppliers or subcontractors; legislative or regulatory actions, both domestic and foreign, impacting our operations or demand for our products; our ability to control costs and successfully implement various cost-reduction activities; the efficacy of research and development investments to develop new products or unanticipated expenses in connection with the launching of significant new products or programs; the timing of our new product launches or certifications of our new aircraft products; our ability to keep pace with our competitors in the introduction of new products and upgrades with features and technologies desired by our customers; pension plan assumptions and future contributions; demand softness or volatility in the markets in which we do business; cybersecurity threats, including the potential misappropriation of assets or sensitive information, corruption of data or, operational disruption; difficulty or unanticipated expenses in connection with integrating acquired businesses; the risk that acquisitions do not perform as planned, including, for example, the risk that acquired businesses will not achieve revenue and profit projections; and the impact of changes in tax legislation (including the recently enacted Tax Cuts and Jobs Act).

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TEXTRON INC.
Revenues by Segment and Reconciliation of Segment Profit to Net Income (Loss)
(Dollars in millions, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 30, 2017	December 31, 2016	December 30, 2017	December 31, 2016
REVENUES
MANUFACTURING:
Textron Aviation	$1,391	$1,436	$4,686	$4,921
Bell	983	887	3,317	3,239
Textron Systems	489	532	1,840	1,756
Industrial	1,139	952	4,286	3,794
	4,002	3,807	14,129	13,710

FINANCE	15	18	69	78
Total revenues	$4,017	$3,825	$14,198	$13,788

SEGMENT PROFIT
MANUFACTURING:
Textron Aviation	$120	$135	$303	$389
Bell	114	126	415	386
Textron Systems	37	53	139	186
Industrial	83	73	290	329
	354	387	1,147	1,290

FINANCE	6	4	22	19
Segment Profit	360	391	1,169	1,309

Corporate expenses and other, net	(44)	(56)	(132)	(172)
Interest expense, net for Manufacturing group	(38)	(33)	(145)	(138)
Special charges (a)	(55)	(8)	(130)	(123)

Income from continuing operations before income taxes	223	294	762	876
Income tax expense (b) (c)	(329)	(79)	(456)	(33)

Income (loss) from continuing operations	(106)	215	306	843
Discontinued operations, net of income taxes (c)	—	(1)	1	119
Net income (loss)	$(106)	$214	$307	$962

Earnings per share:
Income (loss) from continuing operations (d)	$(0.40)	$0.78	$1.14	$3.09
Discontinued operations, net of income taxes	—	—	—	0.44
Net income (loss)	$(0.40)	$0.78	$1.14	$3.53

Average shares outstanding (d)	263,295,000	273,114,000	268,750,000	272,365,000

Income from Continuing Operations and Diluted Earnings Per Share (EPS) GAAP to Non-GAAP Reconciliation:

	Three Months Ended		Twelve Months Ended
	December 30, 2017	December 31, 2016	December 30, 2017	December 31, 2016
Income (loss) from continuing operations - GAAP	$(106)	$215	$306	$843
Restructuring, net of taxes of $16 million, $3 million, $31 million and $45 million, respectively	32	5	59	78
Arctic Cat restructuring, integration and transaction costs, net of taxes of $2 million and $13 million, respectively	5	—	27	—
Total Special charges, net of income taxes	37	5	86	78
Income tax expense resulting from the Tax Cuts and Jobs Act	266	—	266	—
Income tax settlement	—	—	—	(206)
Adjusted income from continuing operations - Non-GAAP (e)	$197	$220	$658	$715

Earnings per share:
Income (loss) from continuing operations - GAAP (d)	$(0.40)	$0.78	$1.14	$3.09
Restructuring, net of taxes	0.12	0.02	0.22	0.29
Arctic Cat restructuring, integration and transaction costs, net of taxes	0.02	—	0.10	—
Total Special charges, net of income taxes	0.14	0.02	0.32	0.29
Income tax expense resulting from the Tax Cuts and Jobs Act	1.00	—	0.99	—
Income tax settlement	—	—	—	(0.76)
Adjusted income from continuing operations - Non-GAAP (e)	$0.74	$0.80	$2.45	$2.62

(a)

During 2016, we initiated a plan to restructure and realign our businesses by implementing headcount reductions, facility consolidations and other actions in order to improve overall operating efficiency across Textron. As disclosed in our Current Report on Form 8-K filed on January 5, 2018, we decided to take additional restructuring actions to further consolidate operating facilities and streamline product lines. Special charges related to this plan were $48 million and $90 million in the three and twelve months ended December 30, 2017, respectively, and $8 million and $123 million in the three and twelve months ended December 31, 2016, respectively. In addition, we recorded Special charges of $7 million and $40 million in the three and twelve months ended December 30, 2017, respectively, related to the Arctic Cat acquisition, which included restructuring, integration and transaction costs.

(b)

On December 22, 2017, the U.S. Government enacted tax reform legislation known as the Tax Cuts and Jobs Act (the “Act”). Income tax expense for the three and twelve months ended December 30, 2017 includes a $266 million one-time charge to reflect our provisional estimate of the net impact of the Act. The charge is primarily related to remeasurement of U.S. federal net deferred tax assets due to the lower enacted tax rate and the Act’s transition tax on previously unremitted earnings of non-U.S. subsidiaries. Textron is continuing its analysis of this legislation and this provisional estimate is subject to change.

(c)

The twelve months ended December 31, 2016 include an income tax benefit of $319 million, inclusive of interest, of which $206 million is attributable to continuing operations and $113 million is attributable to discontinued operations. This benefit is a result of the final settlement with the Internal Revenue Service Office of Appeals for our 1998 to 2008 tax years.

(d)

For the three months ended December 30, 2017, the diluted average shares used to calculate EPS on a GAAP basis excludes potential common shares (stock options and restricted stock units), due to their antidilutive effect resulting from the net loss. For the twelve months ended December 30, 2017, and the three and twelve months ended December 31, 2016, fully dilutive shares were used to calculate EPS.

(e)

Adjusted income from continuing operations and adjusted diluted earnings per share are non-GAAP financial measures as defined in “Non-GAAP Financial Measures” attached to this release. The non-GAAP per share information for the three months ended December 30, 2017 is calculated using diluted average shares outstanding of 266,099,000.

Textron Inc.

Condensed Consolidated Balance Sheets

(In millions)

(Unaudited)

	December 30, 2017	December 31, 2016
Assets
Cash and equivalents	$1,079	$1,137
Accounts receivable, net	1,363	1,064
Inventories	4,150	4,464
Other current assets	435	388
Net property, plant and equipment	2,721	2,581
Goodwill	2,364	2,113
Other assets	2,059	2,331
Finance group assets	1,169	1,280
Total Assets	$15,340	$15,358

Liabilities and Shareholders’ Equity
Short-term debt and current portion of long-term debt	$14	$363
Current liabilities	3,646	3,530
Other liabilities	2,006	2,354
Long-term debt	3,074	2,414
Finance group liabilities	953	1,123
Total Liabilities	9,693	9,784

Total Shareholders’ Equity	5,647	5,574
Total Liabilities and Shareholders’ Equity	$15,340	$15,358

TEXTRON INC.

MANUFACTURING GROUP

Condensed Schedule of Cash Flows

(In millions)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 30,	December 31,	December 30,	December 31,
	2017	2016	2017	2016
Cash flows from operating activities:
Income (loss) from continuing operations	$(152)	$219	$247	$832
Depreciation and amortization	113	115	435	437
Changes in working capital	364	468	120	(399)
Changes in other assets and liabilities and non-cash items	275	49	145	89
Dividends received from TFC	—	—	—	29
Net cash from operating activities of continuing operations	600	851	947	988
Cash flows from investing activities:
Capital expenditures	(147)	(140)	(423)	(446)
Net cash used in acquisitions	(1)	(7)	(331)	(186)
Proceeds from the sale of property, plant and equipment	1	2	7	10
Other investing activities, net	1	4	2	1
Net cash from investing activities	(146)	(141)	(745)	(621)
Cash flows from financing activities:
Proceeds from long-term debt	347	—	992	345
Principal payments on long-term debt	(701)	(1)	(704)	(254)
Increase (decrease) in short-term debt	—	(113)	2	(3)
Purchases of Textron common stock	(131)	(26)	(582)	(241)
Other financing activities, net	5	3	26	7
Net cash from financing activities	(480)	(137)	(266)	(146)
Total cash flows from continuing operations	(26)	573	(64)	221
Total cash flows from discontinued operations	(3)	—	(27)	(2)
Effect of exchange rate changes on cash and equivalents	4	(25)	33	(28)
Net change in cash and equivalents	(25)	548	(58)	191
Cash and equivalents at beginning of period	1,104	589	1,137	946
Cash and equivalents at end of period	$1,079	$1,137	$1,079	$1,137

Manufacturing Cash Flow GAAP to Non-GAAP Reconciliation:

Net cash from operating activities of continuing operations - GAAP	$600	$851	$947	$988
Less: Capital expenditures	(147)	(140)	(423)	(446)
Dividends received from TFC	—	—	—	(29)
Plus: Total pension contributions	20	14	358	50
Proceeds from the sale of property, plant and equipment	1	2	7	10
Manufacturing cash flow before pension contributions- Non-GAAP (a)	$474	$727	$889	$573

(a)  Manufacturing cash flow before pension contributions is a non-GAAP financial measure as defined in “Non-GAAP Financial Measures” attached to this release.

TEXTRON INC.

Condensed Consolidated Schedule of Cash Flows

(In millions)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 30,	December 31,	December 30,	December 31,
	2017	2016	2017	2016
Cash flows from operating activities:
Income (loss) from continuing operations	$(106)	$215	$306	$843
Depreciation and amortization	115	118	447	449
Changes in working capital	352	473	131	(375)
Changes in other assets and liabilities and non-cash items	234	63	96	97
Net cash from operating activities of continuing operations	595	869	980	1,014
Cash flows from investing activities:
Capital expenditures	(147)	(140)	(423)	(446)
Net cash used in acquisitions	(1)	(7)	(331)	(186)
Finance receivables repaid	5	4	32	44
Other investing activities, net	12	12	60	65
Net cash from investing activities	(131)	(131)	(662)	(523)
Cash flows from financing activities:
Proceeds from long-term debt	354	5	1,036	525
Principal payments on long-term debt and nonrecourse debt	(725)	(24)	(841)	(457)
Increase (decrease) in short-term debt	—	(113)	2	(3)
Purchases of Textron common stock	(131)	(26)	(582)	(241)
Other financing activities, net	5	4	25	8
Net cash from financing activities	(497)	(154)	(360)	(168)
Total cash flows from continuing operations	(33)	584	(42)	323
Total cash flows from discontinued operations	(3)	—	(27)	(2)
Effect of exchange rate changes on cash and equivalents	4	(25)	33	(28)
Net change in cash and equivalents	(32)	559	(36)	293
Cash and equivalents at beginning of period	1,294	739	1,298	1,005
Cash and equivalents at end of period	$1,262	$1,298	$1,262	$1,298

TEXTRON INC.

Non-GAAP Financial Measures

(Dollars in millions, except per share amounts)

We supplement the reporting of our financial information determined under U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial measures.  These non-GAAP financial measures exclude certain significant items that may not be indicative of, or are unrelated to, results from our ongoing business operations.  We believe that these non-GAAP measures may be useful for period-over-period comparisons of underlying business trends and our ongoing business performance, however, they should be used in conjunction with GAAP measures.  Our non-GAAP measures should not be considered in isolation or as a substitute for the related GAAP measures, and other companies may define similarly named measures differently. We encourage investors to review our financial statements and publicly-filed reports in the entirety and not to rely on any single financial measure.  We utilize the following definitions for the non-GAAP financial measures included in this release:

Adjusted income from continuing operations and adjusted diluted earnings per share

Adjusted income from continuing operations and adjusted diluted earnings per share both exclude Special charges, net of income taxes, the income tax impact from the enactment of the Tax Cuts and Jobs Act (the “Tax Act”) and a significant multi-year income tax settlement.  We consider items recorded in Special charges, net of income taxes, such as enterprise-wide restructuring and acquisition-related restructuring, integration and transaction costs, to be of a non-recurring nature that is not indicative of ongoing operations.  In addition, both the impact from the Tax Act and the income tax settlement are not considered to be indicative of ongoing operations, since they represent significant one-time adjustments.

Manufacturing cash flow before pension contributions

Manufacturing cash flow before pension contributions adjusts net cash from operating activities of continuing operations (GAAP) for the following:

•                  Excludes dividends received from Textron Financial Corporation (TFC) and capital contributions to TFC provided under the Support Agreement and debt agreements as these cash flows are not representative of manufacturing operations;

•                  Deducts capital expenditures and includes proceeds from the sale of property, plant and equipment to arrive at the net capital investment required to support ongoing manufacturing operations;

•                  Adds back pension contributions as we consider our pension obligations to be debt-like liabilities. Additionally, these contributions can fluctuate significantly from period to period and we believe that they are not representative of cash used by our manufacturing operations during the period.

While we believe this measure provides a focus on cash generated from manufacturing operations, before pension contributions, and may be used as an additional relevant measure of liquidity, it does not necessarily provide the amount available for discretionary expenditures since we have certain non-discretionary obligations that are not deducted from the measure.

Income (Loss) from Continuing Operations and Diluted Earnings Per Share (EPS) GAAP to Non-GAAP Reconciliation:

	Three Months Ended		Twelve Months Ended
	December 30, 2017	December 31, 2016	December 30, 2017	December 31, 2016
Income (loss) from continuing operations - GAAP	$(106)	$215	$306	$843
Restructuring, net of taxes of $16 million, $3 million, $31 million and $45 million, respectively	32	5	59	78
Arctic Cat restructuring, integration and transaction costs, net of taxes of $2 million and $13 million, respectively	5	—	27	—
Total Special charges, net of income taxes	37	5	86	78
Income tax expense resulting from the Tax Cuts and Jobs Act	266	—	266	—
Income tax settlement	—	—	—	(206)
Adjusted income from continuing operations - Non-GAAP	$197	$220	$658	$715

Earnings per share:
Income (loss) from continuing operations - GAAP (a)	$(0.40)	$0.78	$1.14	$3.09
Restructuring, net of taxes	0.12	0.02	0.22	0.29
Arctic Cat restructuring, integration and transaction costs, net of taxes	0.02	—	0.10	—
Total Special charges, net of income taxes	0.14	0.02	0.32	0.29
Income tax expense resulting from the Tax Cuts and Jobs Act	1.00	—	0.99	—
Income tax settlement	—	—	—	(0.76)
Adjusted income from continuing operations - Non-GAAP (b)	$0.74	$0.80	$2.45	$2.62

(a)                   For the three months ended December 30, 2017, the diluted average shares used to calculate EPS on a GAAP basis excludes potential common shares (stock options and restricted stock units), due to their antidilutive effect resulting from the net loss. For the twelve months ended December 30, 2017, and the three and twelve months ended December 31, 2016, fully dilutive shares were used to calculate EPS.

(b)                   The non-GAAP per share information for the three months ended December 30, 2017 is calculated using diluted average shares outstanding of 266,099,000.

Manufacturing Cash Flow Before Pension Contributions GAAP to Non-GAAP Outlook:

	2018 Outlook
Net cash from operating activities of continuing operations - GAAP	$ 1,170	-	$ 1,270
Less: Capital expenditures		(525)
Plus: Total pension contributions		55
Manufacturing cash flow before pension contributions- Non-GAAP	$ 700	-	$ 800